United State Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934.

Date of Report: August 4, 2003

ASTROCOM CORPORATION
(Exact name of small business issuer as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization) 3500 Holly Lane North, Suite 60 Plymouth, MN 55447-1284 (Address of principal executive offices) (Zip Code)	#0-8482 (Commission File Number) 41-0946755 (I.R.S. Employer Identification Number)

  (612) 378-7800
(Issuer's telephone number)

ITEM 5. OTHER EVENTS

On August 4, 2003 Astrocom Corporation announced that due to continuing financial difficulties it has become reasonably likely that a Chapter 11 bankruptcy filing will be made by the company later this week.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

                    (c)                 Exhibits. The following exhibits are filed with this report.

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release, dated August 4, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2003

ASTROCOM CORPORATION

By: /s/ Ronald B. Thomas
Ronald B. Thomas
President, Chief Executive Officer
& Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release, dated August 4, 2003, of Astrocom Corporation

EXHIBIT 99.1

PRESS RELEASE

Minneapolis, MN, August 4, 2003 - Astrocom Corporation (OTC: Bulletin Board: ATCC).

Astrocom Corporation today announced that due to continuing financial difficulties it has become reasonably likely that a Chapter 11 bankruptcy filing will be made by the Company later this week.